UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2018

LEO HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38393	98-1399727
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

21 Grosvenor Place London	SW1X 7HF
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 20 7201 2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 12, 2018, the Registration Statement on Form S-1 (File No. 333-222599) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of Leo Holdings Corp. (the “Company”) was declared effective by the Securities and Exchange Commission. On February 15, 2018, the Company consummated the IPO of 20,000,000 units (the “Units”), each Unit consisting of one Class A ordinary share, $0.0001 par value per share (“Class A Ordinary Shares”), and one-half of one warrant (“Public Warrant”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $200,000,000. Further, in connection with the IPO, the Company entered into the following agreements:

•	an Underwriting Agreement, dated February 12, 2018, between the Company and Citigroup Global Markets Inc., which contains customary representations and warranties and indemnification of the underwriter by the Company and is attached as Exhibit 1.1 hereto; and

•	a Private Placement Warrants Purchase Agreement, dated February 12, 2018, between the Company and Leo Investors Limited Partnership, which is attached as Exhibit 10.1 hereto.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneous with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private placement of 4,000,000 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant, generating total proceeds of $6,000,000 (the “Private Placement”). The Private Placement Warrants, which were purchased by Leo Investors Limited Partnership, are substantially similar to the Public Warrants, except that if held by the original holder or its permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business combination. If the Private Placement Warrants are held by holders other than its initial holder, the Private Placement Warrants will be redeemable by the Company and exercisable by holders on the same basis as the Public Warrants.

Item 5.03. Amendments to Memorandum and Articles of Association.

On February 14, 2018, the Company adopted its Amended and Restated Memorandum and Articles of Association. The Amended and Restated Memorandum and Articles of Association is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 8.01. Other Events.

A revised specimen certificate for the Units is attached as Exhibit 4.1 hereto. It replaces and supersedes the specimen certificate for such Units that has previously been filed with the Securities and Exchange Commission on February 1, 2018 as Exhibit 4.1 of Amendment No. 1 to the Registration Statement on Form S-1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement between the Company and Citigroup Global Markets Inc.

3.1	Amended and Restated Memorandum and Articles of Association

4.1	Specimen Unit Certificate

10.1	Private Placement Warrants Purchase Agreement between the Company and Leo Investors Limited Partnership

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2018

LEO HOLDINGS CORP.

By:	/s/ Lyndon Lea
Name:	Lyndon Lea
Title:	Chief Executive Officer